EXHIBIT 99.1

FOR IMMEDIATE RELEASE
CONTACT:    Heather Bockstruck, 312.565.5282
hbockstruck@fhlbc.com

FHLBank Chicago Announces Q3 2026 Financial Highlights

Chicago – October 23, 2026 – The Federal Home Loan Bank of Chicago (FHLBank Chicago) today announced its preliminary and unaudited financial results for the third quarter of 2026.

“Our preliminary third quarter results reflect continued member demand for the liquidity and mortgage solutions FHLBank Chicago provides,” said Michael Ericson, President and Chief Executive Officer of FHLBank Chicago. “Growth in advances and mortgage loans acquired through the Mortgage Partnership Finance® Program demonstrates the important role our cooperative plays in helping members meet their customers’ financing needs and support housing and community development across Illinois and Wisconsin.”

Third Quarter 2026 Financial Highlights

•Net income decreased to $145 million, compared to $185 million for the third quarter of 2025, primarily driven by higher noninterest expense related to increased Community Advance subsidies and additional funding for the Downpayment Plus® (DPP®) Programs and Affordable Housing Program (AHP) General Fund.

•Total assets increased to $151.6 billion from $141.2 billion at December 31, 2025, predominately reflecting growth in advances.

•Advances outstanding increased to $72.4 billion from $61.1 billion at December 31, 2025, driven mainly by increased borrowing by depository institution members and, to a lesser extent, insurance company members.

•Mortgage loans held for portfolio through the Mortgage Partnership Finance (MPF®) Program increased to $15.6 billion from $14.7 billion at December 31, 2025, as acquisition volume outpaced principal paydowns.

Housing and Community Development

Statutory Affordable Housing Program (AHP) Assessments: FHLBank Chicago is required by statute to contribute 10% of its income before assessments to support affordable housing and community development in the communities served by its members. Through the first nine months of 2026, FHLBank Chicago recognized an AHP assessment of $55 million.

Additional Housing and Community Development Support: In addition to its statutory AHP assessments, FHLBank Chicago provides grants and subsidies to respond to the housing and community development needs of members and their communities. During the third quarter of 2026, FHLBank Chicago:

•Enhanced the Community Advance product by increasing the annual interest rate subsidy available to members and deepening the discount for eligible advances supporting affordable housing and economic development.

EXHIBIT 99.1

•Provided additional discretionary funding for the DPP Programs and the AHP General Fund to expand support for affordable homeownership and housing development.
•Increased funding and member capacity for the MPF Habitat for Humanity® Program, expanding opportunities for participating members to provide below-market mortgage financing to eligible homebuyers.

Through the first nine months of 2026, FHLBank Chicago recognized $49 million in community investment grants and Community Advance subsidies as noninterest expense.

For more financial details, please refer to the Condensed Statements of Income and Statements of Condition below. The Form 10-Q for the quarter ended September 30, 2026, is expected to be filed with the Securities and Exchange Commission (SEC) next month.

EXHIBIT 99.1

Condensed Statements of Condition
(Dollars in millions)
(Preliminary and Unaudited)
	September 30, 2026	December 31, 2025	Change
Cash and due from banks, interest-bearing deposits, federal funds sold, and securities purchased under agreements to resell	$27,728	$30,363	(9)%
Investment debt securities	35,195	34,244	3%
Advances	72,436	61,145	18%
MPF Loans held in portfolio, net of allowance for credit losses	15,600	14,731	6%
Other	661	719	(8)%
Assets	$151,620	$141,202	7%

Consolidated obligation discount notes	$34,924	$53,179	(34)%
Consolidated obligation bonds	103,990	76,295	36%
Other	2,313	2,273	2%
Liabilities	141,227	131,747	7%
Capital stock	4,264	3,573	19%
Retained earnings	5,901	5,664	4%
Accumulated other comprehensive income (loss)	228	218	5%
Capital	10,393	9,455	10%
Total liabilities and capital	$151,620	$141,202	7%

Member standby letters of credit - off-balance sheet	$14,423	$12,874	12%

Condensed Statements of Income
(Dollars in millions)
(Preliminary and Unaudited)
	Three months ended September 30,			Nine months ended September 30,
	2026	2025	Change	2026	2025	Change
Interest income	$1,636	$1,663	(2)%	$4,694	$4,743	(1)%
Interest expense	(1,382)	(1,422)	(3)%	(3,954)	(4,029)	(2)%
Net interest income	254	241	5%	740	714	4%
Reversal of (provision for) credit losses	—	—	—%	(1)	(2)	(50)%
Net interest income after reversal of (provision for) credit losses	254	241	5%	739	712	4%
Noninterest income (loss)	18	36	(50)%	74	77	(4)%
Voluntary Community Investment contributions	(33)	(7)	371%	(49)	(44)	11%
Other noninterest expense	(77)	(64)	20%	(219)	(196)	12%
Income before assessments	162	206	(21)%	545	549	(1)%
Affordable Housing Program assessment	(17)	(21)	(19)%	(55)	(55)	—%
Net income	$145	$185	(22)%	$490	$494	(1)%

Average interest-earning assets	$156,119	$141,444	10%	$151,976	$134,948	13%
Net interest income yield on average interest-earning assets	0.65%	0.68%	(0.03)%	0.65%	0.71%	(0.06)%

EXHIBIT 99.1

About the Federal Home Loan Bank of Chicago

FHLBank Chicago is a regional bank in the Federal Home Loan Bank System. FHLBanks are government-sponsored enterprises created by Congress to ensure access to low-cost funding for their member financial institutions, with a focus on providing solutions that support the housing and community development needs of members’ customers. FHLBank Chicago is a self-capitalizing cooperative, owned by its Illinois and Wisconsin members, including commercial banks, credit unions, insurance companies, savings institutions and community development financial institutions. To learn more about FHLBank Chicago, please visit fhlbc.com.

"Downpayment Plus", “DPP”, “Mortgage Partnership Finance” and “MPF” are registered trademarks of the Federal Home Loan Bank of Chicago.

Forward-Looking Information: This announcement uses forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements other than statements of historical fact, including statements with respect to beliefs, plans, objectives, projections, estimates, or predictions. These statements are based on FHLBank Chicago’s expectations as of the date hereof. The words “believe”, “estimate”, “expect”, “preliminary”, “continue”, “remain”, “commit”, and similar statements and their plural and negative forms are used to identify some, but not all, of such forward-looking statements. For example, statements about future dividends and expectations for financial commitments are forward-looking statements. FHLBank Chicago cautions that, by their nature, forward-looking statements involve risks and uncertainties, including, but not limited to: legislative and regulatory developments that affect FHLBank Chicago, its members, or counterparties; instability in the credit and debt markets; economic conditions (including banking industry developments and liquidity in the financial system); prolonged inflation or recession; maintaining compliance with regulatory and statutory requirements (including relating to dividend payments and retained earnings); any decrease in levels of business which may negatively impact results of operations or financial condition; the reliability of projections, assumptions, and models on future financial performance and condition; political, national and world events (including geopolitical conflicts); changes in demand for advances or consolidated obligations; membership changes; changes in mortgage interest rates and prepayment speeds on mortgage assets; FHLBank Chicago’s ability to execute its business model and pay future dividends (including enhanced dividends on activity stock); FHLBank Chicago’s ability to protect the security of information systems and manage any failures, interruptions, or breaches in its technology, controls or operating processes; and the risk factors set forth in FHLBank Chicago’s periodic filings with the Securities and Exchange Commission (SEC), which are available through the SEC’s reporting website. FHLBank Chicago assumes no obligation to update any forward-looking statements made herein. In addition, FHLBank Chicago reserves the right to change its business plan or plans for any programs for any reason, including but not limited to, legislative or regulatory changes, changes in membership or member usage of programs, or changes at the discretion of the board of directors. Accordingly, FHLBank Chicago cautions that actual results could differ materially from those expressed or implied in these forward-looking statements or could impact the extent to which a particular plan, objective, projection, estimate or prediction is realized. New factors may emerge, and it is not possible to predict the nature of each new factor or assess its potential impact. Given these uncertainties, undue reliance should not be placed on forward-looking statements.

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